Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating Revenues:
Electric	$1,087	$1,049	$5,180	$4,913
Gas	221	321	918	1,140
Total operating revenues	1,308	1,370	6,098	6,053
Operating Expenses:
Fuel	208	188	878	826
Purchased power	121	121	514	461
Gas purchased for resale	95	183	415	615
Other operations and maintenance	438	453	1,694	1,684
Provision for Callaway construction and operating license	—	—	69	—
Depreciation and amortization	202	194	796	745
Taxes other than income taxes	104	106	473	468
Total operating expenses	1,168	1,245	4,839	4,799
Operating Income	140	125	1,259	1,254
Other Income and Expenses:
Miscellaneous income	20	19	74	79
Miscellaneous expense	8	2	30	22
Total other income	12	17	44	57
Interest Charges	91	75	355	341
Income Before Income Taxes	61	67	948	970
Income Taxes	30	20	363	377
Income from Continuing Operations	31	47	585	593
Income (Loss) from Discontinued Operations, Net of Taxes	(1)	2	51	(1)
Net Income	30	49	636	592
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	6	6
Net Income (Loss) Attributable to Ameren Common Shareholders:
Continuing Operations	30	46	579	587
Discontinued Operations	(1)	2	51	(1)
Net Income Attributable to Ameren Common Shareholders	$29	$48	$630	$586
Earnings per Common Share – Basic:
Continuing Operations	$0.12	$0.19	$2.39	$2.42
Discontinued Operations	—	0.01	0.21	—
Earnings per Common Share – Basic	$0.12	$0.20	$2.60	$2.42

Earnings per Common Share – Diluted:
Continuing Operations	$0.12	$0.19	$2.38	$2.40
Discontinued Operations	—	0.01	0.21	—
Earnings per Common Share – Diluted	$0.12	$0.20	$2.59	$2.40

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	243.0	244.5	243.6	244.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$292	$5
Accounts receivable - trade (less allowance for doubtful accounts)	388	423
Unbilled revenue	239	265
Miscellaneous accounts and notes receivable	98	81
Materials and supplies	538	524
Current regulatory assets	260	295
Other current assets	88	86
Assets of discontinued operations	14	15
Total current assets	1,917	1,694
Property and Plant, Net	18,799	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	556	549
Goodwill	411	411
Regulatory assets	1,382	1,582
Other assets	575	629
Total investments and other assets	2,924	3,171
TOTAL ASSETS	$23,640	$22,289
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$395	$120
Short-term debt	301	714
Accounts and wages payable	777	711
Taxes accrued	43	46
Interest accrued	89	85
Current regulatory liabilities	80	106
Other current liabilities	379	434
Liabilities of discontinued operations	29	33
Total current liabilities	2,093	2,249
Long-term Debt, Net	6,880	6,085
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,885	3,571
Accumulated deferred investment tax credits	60	64
Regulatory liabilities	1,905	1,850
Asset retirement obligations	618	396
Pension and other postretirement benefits	580	705
Other deferred credits and liabilities	531	514
Total deferred credits and other liabilities	7,579	7,100
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,616	5,617
Retained earnings	1,331	1,103
Accumulated other comprehensive loss	(3)	(9)
Total Ameren Corporation shareholders’ equity	6,946	6,713
Noncontrolling Interests	142	142
Total equity	7,088	6,855
TOTAL LIABILITIES AND EQUITY	$23,640	$22,289

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2015	2014
Cash Flows From Operating Activities:
Net income	$636	$592
Loss (Income) from discontinued operations, net of tax	(51)	1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for Callaway construction and operating license	69	—
Depreciation and amortization	777	710
Amortization of nuclear fuel	97	81
Amortization of debt issuance costs and premium/discounts	22	22
Deferred income taxes and investment tax credits, net	369	451
Allowance for equity funds used during construction	(30)	(34)
Stock-based compensation costs	24	25
Other	(10)	(24)
Changes in assets and liabilities	118	(267)
Net cash provided by operating activities – continuing operations	2,021	1,557
Net cash used in operating activities – discontinued operations	(4)	(6)
Net cash provided by operating activities	2,017	1,551
Cash Flows From Investing Activities:
Capital expenditures	(1,917)	(1,785)
Nuclear fuel expenditures	(52)	(74)
Purchases of securities – nuclear decommissioning trust fund	(363)	(405)
Sales and maturities of securities – nuclear decommissioning trust fund	349	391
Proceeds from note receivable – Illinois Power Marketing Company	20	95
Contributions to note receivable – Illinois Power Marketing Company	(8)	(89)
Other	20	11
Net cash used in investing activities – continuing operations	(1,951)	(1,856)
Net cash provided by (used in) investing activities – discontinued operations	(25)	139
Net cash used in investing activities	(1,976)	(1,717)
Cash Flows From Financing Activities:
Dividends on common stock	(402)	(390)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	(413)	346
Redemptions and maturities of long-term debt	(120)	(697)
Issuances of long-term debt	1,197	898
Capital issuance costs	(12)	(11)
Other	2	1
Net cash provided by financing activities – continuing operations	246	141
Net change in cash and cash equivalents	287	(25)
Cash and cash equivalents at beginning of year	5	30
Cash and cash equivalents at end of year – continuing operations	$292	$5